Exhibit 10.4
SECOND AMENDED AND RESTATED GUARANTY
     This Second Amended and Restated Guaranty (“Amended Guaranty”), dated as of November 2, 2007, is made by US BioEnergy Corporation, a South Dakota corporation (the “Guarantor”), to and for the benefit of LaSalle Bank National Association, a national banking association (the “Bank”).
Recitals
     WHEREAS, the Guarantor is a member and owner of Provista Renewable Fuels Marketing, LLC, a Kansas limited liability company (the “Borrower”).
     WHEREAS, the Borrower has entered into an Amended and Restated Loan Agreement dated as of August 31, 2006, pursuant to which the Bank may now or hereafter make loans to the Borrower (“Loan Agreement”).
     WHEREAS, as a condition to making any loan to the Borrower under the Loan Agreement, the Bank required the execution and delivery of a guaranty dated August 31, 2006, which Original Guaranty was amended by the Amended and Restated Guaranty dated January 30, 2007 (collectively, the “Original Guaranty”).
     WHEREAS, the Guarantor, Bank, and CHS, Inc., a Minnesota corporation (the “Co-Guarantor”) (collectively, the Guarantor and Co-Guarantor shall be referred to as the “Guarantors”) have agreed that each of the Guarantors shall provide a limited guaranty to the Bank in the amount of Ten Million and 00/100 Dollars ($10,000,000.00), totaling Twenty Million and 00/100 Dollars ($20,000,000.00) in the aggregate.
     WHEREAS, by execution of this Amended Guaranty, the Guarantor and the Bank have agreed to amend the Original Guaranty so as to limit the Guarantor’s obligation to $10,000,000.
     NOW THEREFORE, the Guarantor, hereby agrees as follows:
     1. Definitions. Each capitalized term used in this Amended Guaranty and not otherwise defined herein shall have the meaning assigned to it in the Loan Agreement.
     2. Obligations Guaranteed. The Guarantor hereby absolutely and unconditionally guarantees to the Lender the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of (i) the Note, including all principal and interest due thereon and any extensions, renewals or replacements thereof, and (ii) each and every other debt, liability and obligation of every type and description arising under or in connection with the Loan Agreement or any of the other Loan Documents therein described which the Borrower may now or at any time hereafter owe to any Bank, including without limitation all Obligations, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several (all of said sums being hereinafter called the “Obligations”); provided, however, that the Guarantor shall have no obligation to make payment on account of any Obligations until the expiration of three (3) business days after receipt by the Guarantor of written demand from the Bank requiring payment thereof.
     3. Amount of Guaranty. Except as set forth in Section 8 below, the liability of the Guarantor shall be limited to the lesser of: (i) fifty percent (50%) of the Obligations or (ii) Ten Million and 00/100 Dollars ($10,000,000.00) (hereinafter the “Guaranteed Amount”). Obligations may be created and continued in any amount without affecting or impairing the liability of the Guarantor hereunder, and the Bank may pay (or allow for the payment of) the excess out of any sums received by or available to the Bank on account of the Obligations from the Borrower or any other person or any other guarantor, from their properties, out of any collateral security or from any other source, and such payment (or allowance) shall not reduce, affect or impair the liability of the Guarantor hereunder. Any payment made by the Guarantor under this Amended Guaranty shall be effective to reduce or discharge the liability of the Guarantor hereunder.
     4. Guarantor’s Representations and Warranties. The Guarantor represents and warrants to the Bank that (i) the Guarantor is a corporation, duly organized and existing in good standing and has full power and authority to make and deliver this Amended Guaranty; (ii) the execution, delivery and performance of this Amended Guaranty by the Guarantor have been duly authorized by all necessary action required by the constituent documents of the Guarantor and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its articles of incorporation or bylaws or any agreement presently binding on it; (iii) this Amended Guaranty has been duly executed and delivered by the authorized officers of the Guarantor and constitutes its lawful, binding and legally enforceable obligation; and (iv) the authorization, execution, delivery and performance of this Amended Guaranty do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency. The Guarantor represents and warrants to the Bank that the Borrower is a limited liability company, fifty percent (50%) thereof being owned by the Guarantor, and the Guarantor expects to derive substantial benefits therefrom and from any loans, credit transactions, financial accommodations, discounts, purchases of property and other transactions and events resulting in the creation of the Obligations guarantied hereby, and that this Amended Guaranty is given for a corporate purpose. The Guarantor agrees to rely exclusively on the right to revoke this Amended Guaranty prospectively as to future transactions, in accordance with paragraph 5, if at any time, in the opinion of the directors or officers, the benefits then being received by the Guarantor in connection with this Amended Guaranty are not sufficient to warrant the continuance of this Amended Guaranty as to the future Obligations of the Borrower. Accordingly, so long as this Amended Guaranty is not revoked prospectively in accordance with paragraph 5, the Bank may rely conclusively on a continuing warranty, hereby made, that the Guarantor continues to be benefited by this Amended Guaranty and the Bank shall have no duty to inquire into or confirm the receipt of any such benefits, and this Amended Guaranty shall be effective and enforceable by the Bank without regard to the receipt, nature or value of any such benefits.
     5. Unconditional Nature. No act or thing need occur to establish the Guarantor’s liability hereunder, and no act or thing, except full payment and discharge of all of the Obligations or payment by the Guarantor of its Guaranteed Amount, shall in any way exonerate the Guarantor hereunder or modify, reduce, limit or release the Guarantor’s liability hereunder. This is an absolute, unconditional and continuing guaranty of payment of the Obligations and shall continue to be in force and be binding upon the Guarantor, whether or not all of the Obligations is paid in full, until this Amended Guaranty is revoked prospectively as to future transactions, by written notice actually received by the Bank, and such revocation shall not be effective as to the amount of Obligations existing or committed for at the time of actual receipt of such notice by the Bank, or as to any renewals, extensions, refinancings or refundings thereof, not to exceed, however, the aggregate principal amount of the Obligations as of the date of receipt by the Agent of any such notice of revocation.
     6. Dissolution or Insolvency of Guarantor. The dissolution or adjudication of bankruptcy of the Guarantor shall not revoke this Amended Guaranty, except upon actual receipt of written notice thereof by the Bank and only prospectively, as to future transactions, as herein set forth. If the Guarantor shall be dissolved or shall be or become insolvent (however defined), then the Bank shall have the right to declare immediately due and payable, and the Guarantor will forthwith pay to the Bank the Guaranteed Amount whether due and payable or unmatured. If the Guarantor voluntarily commences or there is commenced involuntarily against the Guarantor a case under the United States Bankruptcy Code, the Guaranteed Amount, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.
     7. Subrogation. The Guarantor will not exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to the Guarantor as to any of the Obligations, or against any person liable therefor, or as to any collateral security therefor, unless and until all of the Obligations shall have been fully paid and discharged.
     8. Enforcement Expenses. In addition to the Guaranteed Amount, the Guarantor will pay or reimburse the Bank for all costs, expenses and reasonable out-of-pocket attorneys’ fees paid or incurred by the Bank in endeavoring to collect and enforce the Obligations and in enforcing this Amended Guaranty.
     9. Bank’s Rights. The Bank shall not be obligated by reason of this Amended Guaranty to engage in any transactions with or for the Borrower. Whether or not any existing relationship between the Guarantor and the Borrower has been changed or ended and whether or not this Amended Guaranty has been revoked, the Bank may enter into transactions resulting in the creation or continuance of the Obligations and may otherwise agree, consent to or suffer the creation or continuance of any of the Obligations, without any consent or approval by the Guarantor and without any prior or subsequent notice to the Guarantor. The Guarantor’s liability shall not be affected or impaired by any of the following acts or things (which the Bank is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Amended Guaranty, without consent or approval by or notice to the Guarantor): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Obligations; (ii) one or more extensions or renewals of the Obligations (whether or not for longer than the original period) or any modification of the interest rates, maturities, if any, or other contractual terms applicable to any of the Obligations or any amendment or modification of any of the terms or provisions of any loan agreement or other agreement under which the Obligations or any part thereof arose; (iii) any waiver or indulgence granted to the Borrower, any delay or lack of diligence in the enforcement of the Obligations or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Obligations; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, the Borrower or any guarantor or other person liable in respect of any of the Obligations; (v) any release, surrender, cancellation or other discharge of any evidence of the Obligations or the acceptance of any instrument in renewal or substitution therefor; (vi) any failure to obtain collateral security (including rights of setoff) for the Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (vii) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (viii) any assignment, pledge or other transfer of any of the Obligations or any evidence thereof; (ix) any manner, order or method of application of any payments or credits upon the Obligations; and (x) any election by the Bank under Section 1111(b) of the United States Bankruptcy Code. The Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.
     10. Waivers by Guarantor. The Guarantor waives any and all defenses, claims, setoffs and discharges of the Borrower, or any other obligor, pertaining to the Obligations, except the defense of discharge by indefeasible payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Bank any defense of waiver, release, discharge or disallowance in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other person liable in respect of any of the Obligations, or any setoff available against the Bank to the Borrower or any other such person, whether or not on account of a related transaction. The Guarantor expressly agrees that the Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Obligations, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The liability of the Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, the Borrower or any of its assets. The Guarantor will not assert, plead or enforce against the Bank any claim, defense or setoff available to the Guarantor against the Borrower. The Guarantor waives presentment, demand for payment (except as herein specified), notice of dishonor or nonpayment and protest of any instrument evidencing the Obligations. The Bank shall not be required first to resort for payment of the Obligations to the Borrower or other persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for the Obligations, before enforcing this Amended Guaranty.
     11. If Payments Set Aside, etc. If any payment applied by the Bank to the Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Obligations to which such payment was applied shall for the purpose of this Amended Guaranty be deemed to have continued in existence, notwithstanding such application, and this Amended Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made.
     12. Additional Obligation of Guarantor. The Guarantor’s liability under this Amended Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantor to the Bank as guarantor, surety, endorser, accommodation co-obligor, Borrower or otherwise of any of the Obligations or obligations of the Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
     13. No Duties Owed by Bank. The Guarantor acknowledges and agrees that the Bank (i) has not made any representations or warranties with respect to, (ii) does not assume any responsibility to the Guarantor for, and (iii) has no duty to provide information to the Guarantor regarding, the enforceability of any of the Obligations or the financial condition of the Borrower or any other guarantor. The Guarantor has independently determined the creditworthiness of the Borrower and the enforceability of the Obligations and until the Obligations is paid in full will independently and without reliance on the Agent or the Bank continue to make such determinations.
     14. Notice. Any notices, consents, directions, demands or other communications given under this Amended Guaranty (unless otherwise specified herein) shall be in writing and shall be deemed to have been duly given when delivered in person or by overnight delivery at, or telecopied to the respective addresses or telecopy numbers, as the case may be, set forth below (or to such other address or telecopy numbers as either party shall give notice to the other party pursuant to this paragraph 14):
If to the Guarantor:
US BioEnergy Corporation
5500 Cenex Drive
Inver Grove Heights, MN 55077
Attention: Gregory Schlicht
Telephone: (651) 554-5000
Facsimile:

If to the Bank:
LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attention: Jeffrey Ware
Telephone: (312) 904-2417
Facsimile: (312) 904-4779
   Any such demand, notice or communication hereunder shall be deemed to have been duly given when received by the other party or parties at the addresses described above, or such other address as may hereafter be furnished to the other party or parties by like notice and shall be deemed to have been received on the date delivered to or received at the premises of the addresses.
     15. Jurisdiction. The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any federal court sitting in Chicago, Illinois, in any action or proceeding arising out of or relating to this Amended Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such federal court. The Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Guarantor irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing of copies of such process to the Guarantor in accordance with paragraph 14 above. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph 15 shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding in the courts of other jurisdictions.
     16. WAIVER OF JURY TRIAL. THE GUARANTOR AND THE BANK HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDED GUARANTY OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.
     17. Acknowledgment. Guarantor hereby (i) acknowledges receipt of this Amended Guaranty; (ii) consents to the terms and execution thereof; (iii) reaffirms its obligations to the Bank pursuant to the terms of this Amended Guaranty; and (iv) acknowledges that the Bank may amend, restate, extend, renew or otherwise modify the Loan Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under this Amended Guaranty for all of the Borrower’s present and future indebtedness to the Bank.

     18. Several Nature. The Obligations of Guarantor under this Amended Guaranty shall be several with the obligations of any other guarantor of the Obligations of Borrower.
     19. Miscellaneous. This Amended Guaranty shall be effective upon delivery to the Bank, without further act, condition or acceptance by the Bank, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the Bank and their respective participants, successors and assigns. Any invalidity or unenforceability of any provision or application of this Amended Guaranty shall not affect other lawful provisions and application thereof, and to this end the provisions of this Amended Guaranty are declared to be severable. This Amended Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and the Bank. This Amended Guaranty shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Illinois. This Amended Guaranty constitutes an amendment and restatement of, and replacement and substitution for, those documents that constitute the Original Guaranty. The obligations evidenced by the Original Guaranty are continuing obligations evidenced hereby as amended, and nothing herein shall be deemed to constitute a satisfaction or release of the obligations or otherwise adversely affect any lien, mortgage or security interest securing indebtedness or any rights of the Bank against the Guarantor, if any, or any other party primarily or secondarily liable for such indebtedness.
     IN WITNESS WHEREOF, this Amended Guaranty has been duly executed by the Guarantor the date first written above.
US BIOENERGY CORPORATION.,
a South Dakota corporation
  /s/ Richard Atkinson
By: Richard Atkinson
Its: Senior Vice President & CFO